As filed with the Securities and Exchange Commission on August 6, 1999
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                                   AVNET, INC.
             (Exact name of registrant as specified in its charter)


             NEW YORK                                            11-1890605
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization) 2211 SOUTH 47TH STREET    Identification No.)
                                  PHOENIX, ARIZONA 85034
    (Address, including zip code of registrant's principal executive office)

                      ------------------------------------

                       AVNET EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ------------------

     RAYMOND SADOWSKI                                   DAVID R. BIRK
 SENIOR VICE PRESIDENT AND                          SENIOR VICE PRESIDENT AND
  CHIEF FINANCIAL OFFICER                               GENERAL COUNSEL
        AVNET, INC.                                        AVNET, INC.
  2211 SOUTH 47TH STREET                              2211 SOUTH 47TH STREET
  PHOENIX, ARIZONA 85034                              PHOENIX, ARIZONA 85034
      (602) 643-2000                                       (602) 643-2000
 (Name, address and telephone number, including area code, of agent for service)







                               ------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

    Title of Securities        Amount to                 Proposed Maximum                  Proposed Maximum              Amount of
    to be Registered        be Registered(1)        Offering Price Per Share(2)       Aggregate Offering Price(2)   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par             500,000                        $49.59                           $24,795,000               $6,893.01
value $1.00 per share
===================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Avnet Employee Stock Purchase Plan (the "Plan") as the result of stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration fee have been estimated based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on August 4, 1999.




================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     This Registration Statement relates to the registration of 500,000 additional shares of Common Stock, $1.00 par value per share, of Avnet, Inc. (the "Registrant") issuable under the Avnet Employee Stock Purchase Plan, as amended (the "Plan").

     The document containing the information required by this section will be given to those persons who participate in the Plan, all of whom are employees of Registrant or certain of its subsidiaries. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Avnet, Inc., a New York corporation ("Registrant"), are incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-K for the year ended June 26, 1998 (File No. 1-4224);

          (b) Quarterly Reports on Form 10-Q for the quarters ended October 2, 1998 and January 1, 1999 and April 2, 1999 (File No. 1-4224);

          (c) Current Reports on Form 8-K dated July 30, 1998, August 20, 1998, September 18, 1998 and May 6, 1999 (File No. 1-4224); and

          (d) The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.


          All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Common Stock being registered hereunder is being passed upon by David R. Birk, Esq., whose opinion is filed as Exhibit 5 to this Registration Statement. Mr. Birk is Senior Vice President, Secretary and General Counsel of the Registrant and as of July 2, 1999 was the beneficial owner of 4,966 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 54 of the Registrant's By-laws provides as follows:

          54. A.   The Corporation shall indemnify, and advance the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

              B. The indemnification and advancement of expenses granted pursuant to this Section 54 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          C. No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.

          Section 721 of the New York Business Corporation Law (the "BCL") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 54B of the Registrant's By-laws includes the foregoing statutory language.

          The rights granted under Section 54 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the BCL, a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (BCL Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, result of such actions or proceedings, or any appeal therein, provided the director or officer acted in good faith, for a purposes which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct with unlawful (BCL Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by shareholders (BCL Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (BCL Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (BCL Section 723(a)).

          A New York corporation may generally purchase insurance, consistent with the limitation of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the BCL, so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advance (BCL Section 726).

          The Registrant's directors and officers are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1 Restated Certificate of Incorporation of Avnet, Inc. (incorporated by reference to Exhibit 3(i)(b) to Registrant's Current Report on Form 8-K dated May 6, 1999 File No. 1-4224).

          4.2 By-laws of Avnet, Inc. (incorporated by reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K dated February 12, 1996, File No. 1-4224).

          4.3 Specimen form of Registrant's Common Stock certificate (incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form S-2, Registration No. 33-80932).

          5    Opinion of David R. Birk, Esq.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of David R. Birk, Esq. (included in Exhibit 5).

          24   Powers of Attorney.

          99 Avnet Employee Stock Purchase Plan, as amended (incorporated by reference to the appendix entitled "Avnet Employee Stock Purchase Plan" to Registrant's Proxy Statement, dated November 23, 1998, relating to the 1998 Annual Meeting of Stockholders, File No. 1-4224).

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales
                    are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                (2) That, for the purpose of determining any liability
                    under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           [SIGNATURE PAGE TO FOLLOW]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 6h day of August, 1999.

                                     AVNET, INC.



                                     By:/s/ Roy Vallee
                                        ----------------------------------------
                                            Roy Vallee

                                            Chairman of the Board,
                                            Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Name                                                Title                                             Date
     ----                                                -----                                             ----


/s/ Roy Vallee                         Chairman of the Board, Chief Executive Officer                 August 6, 1999
--------------------------                           and Director
Roy Vallee                                   (principal executive officer)



/s/ Raymond Sadowski                   Senior Vice President, Chief Financial Officer                 August 6, 1999
--------------------------                         and Assistant Secretary
Raymond Sadowski                              (principal financial officer)


/s/ John F. Cole                                          Controller                                   August 6 1999
--------------------------                    (principal accounting officer)
John F. Cole


/s/ Eleanor Baum*                                          Director                                   August 6 1999
-------------------------
Eleanor Baum


/s/ Veronica Biggins*                                      Director                                   August 6 1999
-------------------------
J. Veronica Biggins


/s/ Joseph E. Caligiuri*                                   Director                                   August 6 1999
-------------------------
Joseph E. Caligiuri


/s/ Lawrence W. Clarkson*                                  Director                                   August 6, 1999
-------------------------
Lawrence W. Clarkson


/s/ Ehud Houminer*                                         Director                                   August 6, 1999
-------------------------
Ehud Houminer

                                       6



     Name                                                  Title                                           Date
     ----                                                  -----                                           ---

/s/ James A. Lawrence*                                     Director                                   August 6, 1999
-------------------------
James A. Lawrence


/s/ Salvatore J. Nuzzo*                                    Director                                   August 6, 1999
-------------------------
Salvatore J. Nuzzo


-------------------------                                  Director
Frederic Salerno


/s/Fredrick S. Wood*                                       Director                                   August 6, 1999
-------------------------
Fredrick S. Wood




* By:/s/ Raymond Sadowski
     --------------------
         Raymond Sadowski
         Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
------                       ----------------------

4.1 Restated Certificate of Incorporation of Avnet, Inc. (incorporated by reference to Exhibit 3(i)(b) to Registrant's Current Report on Form 8-K dated May 6, 1999 File No. 1-4224).

4.2 By-laws of Avnet, Inc. (incorporated by reference to Exhibit 3(ii) to Registrant's Current Report on Form 8-K dated February 12, 1996, File No. 1-4224).

4.3 Specimen form of Registrant's Common Stock certificate (incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form S-2, Registration No. 33-80932).

5    Opinion of David R. Birk, Esq.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of David R. Birk, Esq. (included in Exhibit 5).

24   Powers of Attorney.

99 Avnet Employee Stock Purchase Plan, as amended (incorporated by reference to the appendix entitled "Avnet Employee Stock Purchase Plan" to Registrant's Proxy Statement, dated November 23, 1998, relating to the 1998 Annual Meeting of Stockholders, File No. 1-4224).


                                       8